UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Ardent Acquisition Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

    Common Stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:

            17,189,543

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            Calculated based on the purchase price of $

(4)	Proposed maximum aggregate value of transaction:

            $98,640,000

(5)	Total fee paid:

            $10,554.48

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note:

This revision to the Definitive Proxy Statement on Schedule 14A is being filed to re-file the proxy card in order to insert the record date and meeting date on the proxy card, which were inadvertently omitted.

V        FOLD AND DETACH HERE AND READ THE REVERSE SIDE        V

PROXY

Ardent Acquisition Corporation

1415 Kellum Place

Suite 205

Garden City, New York 11530

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ARDENT ACQUISITION CORPORATION

The undersigned appoints Barry J. Gordon and Marc H. Klee, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Ardent Acquisition Corporation held of record by the undersigned on January 31, 2007, at the Special Meeting of Stockholders to be held on February 22, 2007, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE ACQUISITION PROPOSAL, THE SHARE AUTHORIZATION PROPOSAL, THE NAME CHANGE PROPOSAL, THE PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4 AND 5. THE ARDENT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

ARDENT ACQUISITION CORPORATION MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE ARDENT BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

Please mark votes as in this example  ☒

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4 AND 5. THE ARDENT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To adopt, and approve the transactions contemplated by, the Stock Purchase Agreement, dated as of October 2, 2006 and amended on December 15, 2006, among Ardent and certain stockholders of Avantair, Inc., and the Letter Agreements, dated as of October 2, 2006, among Ardent, Avantair and certain stockholders of Avantair, and to adopt amendments to the certificate of incorporation of Ardent designed to ensure Ardent’s compliance with the citizenship requirements of U.S. aviation laws after completion of the acquisition.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Ardent common stock issued in the Ardent initial public offering, you may exercise your conversion rights and demand that Ardent convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Ardent common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and the tender of your stock certificate to Ardent.

EXERCISE CONVERSION RIGHTS ☐

2.	To adopt amendments to the certificate of incorporation of Ardent to increase the number of shares of common stock which Ardent is authorized to issue from 30,000,000 shares to 75,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To adopt amendments to the certificate of incorporation of Ardent to change the name of Ardent to Avantair, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adopt Ardent’s 2006 Long Term Incentive Plan (an equity-based incentive compensation plan).	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the acquisition proposal, the name change proposal or the plan proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.  ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.